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                                                                      EXHIBIT 99


                         [Source Media, Inc. Letterhead]


FOR IMMEDIATE RELEASE


                    SOURCE MEDIA TO VIGOROUSLY DEFEND LAWSUIT

DALLAS, TEXAS, AUGUST 25, 1998 - Source Media, Inc. (NASDAQ:SRCM) stated a press release was issued Friday evening, August 21, by a Los Angeles law firm, citing that a class action suit had been filed by them. Source Media was served with the lawsuit on August 25, 1998.

The Company believes the lawsuit is completely without merit and the Company, certain officers, and directors intend to defend it vigorously.

Source Media is a leader in the development and introduction of localized new media content, advertising and technology. Source Media's IT Network provides new media content and advertising services via newspapers and Yellow Pages directories to over 150 million households and businesses nationwide. The Interactive Channel is an interactive cable TV programming service designed for today's digital cable TV programming tiers. VirtualModem(TM) develops and markets the intellectual property, software, and patents behind the company's interactive cable TV technology, which includes Internet on TV.

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CONTACT:
John J. Reed, President
Source Media
(972) 701-5420
john.reed@srcm.com